Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of MoneyLogix Group, Inc. for the Year Ending December 31, 2010, I, Mahmood Moshiri, Chief Executive Officer, President, Chief Medical Officer and Director of MoneyLogix Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.   Such Annual Report on Form 10-K for the year ending December 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Annual Report on Form 10-K for the year ended December 31, 2010, fairly represents in all material respects, the financial condition and results of operations of MoneyLogix Group, Inc.

Dated: April 15, 2011

MONEYLOGIX GROUP, INC.

By:	/s/ Mahmood Moshiri
Mahmood Moshiri
Chief Executive Officer, President Chief Medical Officer and Director